PRESS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
Ryan Hobbs
Director, Corporate Development
256.730.2701
ryan.hobbs@intergraph.com
Intergraph Clears Review Under Hart-Scott-Rodino Antitrust Improvements
Act in Connection with Its Acquisition by an Investor Group
HUNTSVILLE, Ala., September 27, 2006 — Intergraph Corporation (NASDAQ:INGR), a leading global provider of spatial information management (SIM) software, today announced that the U.S. antitrust agencies have granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, effective September 26, 2006, in connection with the Company’s pending acquisition by an investor group led by Hellman & Friedman LLC and Texas Pacific Group in a transaction valued at approximately $1.3 billion.
The transaction remains subject to the receipt of shareholder approval as well as the satisfaction of other previously disclosed closing conditions. The transaction is expected to close in the fourth quarter of 2006.
About Intergraph
Intergraph Corporation (NASDAQ: INGR) is a leading global provider of spatial information management (SIM) software. Security organizations, businesses and governments in more than 60 countries rely on the Company’s spatial technology and services to make better and faster operational decisions. Intergraph’s customers organize vast amounts of complex data into understandable visual representations, creating intelligent maps, managing assets, building and operating better plants and ships, and protecting critical infrastructure and millions of people around the world. For more information, visit www.intergraph.com.
Important Additional Information About the Transaction
In connection with the proposed merger, on September 22, 2006, Intergraph filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Intergraph at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by contacting Intergraph Investor Relations, telephone: (256) 730-2720 or email: investorrelations@intergraph.com.

Intergraph and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Intergraph’s participants, which may be different from those of Intergraph’s stockholders generally, in the solicitation is set forth in Intergraph’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on estimates and assumptions. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination that under circumstances could require Intergraph to pay a $33.14 million termination fee; (2) the outcome of any legal proceedings that have been or may be instituted against Intergraph and others relating to the merger agreement; (3) the failure of the merger to close for any reason, including the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger, or the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger, and the risk that any failure of the merger to close may adversely affect Intergraph’s business and the price of Intergraph common stock; (4) the potential adverse effect on Intergraph’s business, properties and operations of any covenants Intergraph agreed to in the merger agreement; (5) risks that the proposed transaction diverts management’s attention and disrupts current plans and operations, and the potential difficulties in employee retention as a result of the merger; (6) the effect of the announcement of the merger and actions taken in anticipation of the merger on Intergraph’s business relationships, operating results and business generally; (7) the amount of the costs, fees, expenses and charges related to the merger; and (8) other risks detailed in Intergraph’s current filings with the Securities and Exchange Commission, including Intergraph’s most recent filings on Forms 8-K, 10-Q and 10-K. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Intergraph’s ability to control or predict. Intergraph undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Intergraph and the Intergraph logo are trademarks or registered trademarks of Intergraph Corporation or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.
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